As filed with the Securities and Exchange Commission on November 3, 2011
Registration No. 333-175848
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

Maryland	6798	84-1259577
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6513	84-1275621
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John Bezzant
Executive Vice President
Apartment Investment and Management Company
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Name, address, including zip code and telephone number, including area code of agent for service)
Copies to:

Jonathan Friedman, Esq.	Joseph Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400	Four Times Square
Los Angeles, CA 90071	New York, NY 10036
Telephone: (213) 687-5396	Telephone: (212) 735-3050
Fax: (213) 621-5396	Fax: (917) 777-3050

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger as described in the enclosed information statement/prospectus are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)         ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-175848) of Apartment Investment and Management Company and AIMCO Properties, L.P. (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2011, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on September 2, 2011, is being filed for the sole purpose of filing a revised Exhibit 8.2 and a new Exhibit 8.3, and amending the exhibit index accordingly. This Amendment No. 2 to the Registration Statement does not relate to the contents of the preliminary information statement/prospectus which forms a part of the Registration Statement and, accordingly, the information statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Aimco’s charter limits the liability of Aimco’s directors and officers to Aimco and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.

Aimco’s charter and bylaws require Aimco to indemnify its directors and officers and permits Aimco to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.

Section 10.6 of Apartment Investment and Management Company 2007 Stock Award and Incentive Plan, or the 2007 Plan, specifically provides that, to the fullest extent permitted by law, each of the members of the Board of Directors of Aimco, the Compensation Committee of the board of directors and each of the directors, officers and employees of Aimco, any Aimco subsidiary, Aimco OP and any subsidiary of the Aimco OP shall be held harmless and indemnified by Aimco for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 2007 Plan, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

The Aimco OP partnership agreement requires Aimco OP to indemnify its directors and officers to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Aimco OP. Such indemnification continues after the director or officer ceases to be a director or officer. The right to indemnification includes the right to be paid by Aimco OP the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the indemnitee to repay all amounts advanced if a final judicial decision is rendered that such indemnitee did not meet the standard of conduct permitting indemnification under the Aimco OP partnership agreement or applicable law.

Aimco OP maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the Aimco OP partnership agreement or applicable law.

Directors and officers of the Managing General Partner are also officers of Aimco, and as such, are entitled to indemnification as described above with respect to the directors and officers of Aimco.

Item 21.	Exhibits.

(a) Exhibits.  An index to exhibits appears below and is incorporated herein by reference. The agreements included as exhibits to this registration statement constitute disclosure under the federal securities laws. However, some of the agreements contain representations and warranties by the parties thereto which have been made for the benefit of other parties thereto and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Aimco and Aimco OP acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about Aimco and Aimco OP may be found elsewhere in this registration statement and Aimco’s and Aimco OP’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find Additional Information” in the information statement/prospectus that forms a part of this registration statement.

(b) Financial Statement Schedules.  None required.

(c) Reports, Opinions or Appraisals.  The appraisal report and supplemental letters by Cogent Realty Advisors, LLC, related to the Twin Lake Towers Property, and the appraisal report by KTR Real Estate Advisors LLC, related to the Hunters Glen Properties, are filed as exhibits to the registration statement filed with the SEC.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the information statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 3, 2011.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

By:	/s/ Ernest M. Freedman
Name:     Ernest M. Freedman

Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Terry Considine	Chairman of the Board and Chief Executive Officer (principal executive officer)	November 3, 2011

/s/ Ernest M. Freedman Ernest M. Freedman	Executive Vice President and Chief Financial Officer (principal financial officer)	November 3, 2011

* Paul Beldin	Senior Vice President and Chief Accounting Officer (principal accounting officer)	November 3, 2011

* James N. Bailey	Director	November 3, 2011

* Richard S. Ellwood	Director	November 3, 2011

* Thomas L. Keltner	Director	November 3, 2011

* J. Landis Martin	Director	November 3, 2011

* Robert A. Miller	Director	November 3, 2011

Signature		Title	Date

* Michael A. Stein		Director	November 3, 2011

* Kathleen M. Nelson		Director	November 3, 2011

*By:	/s/ Ernest M. Freedman Attorney-in-Fact		November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 3, 2011.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ Ernest M. Freedman
Name:     Ernest M. Freedman

Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Terry Considine		Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	November 3, 2011

* Miles Cortez		Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	November 3, 2011

/s/ Ernest M. Freedman Ernest M. Freedman		Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	November 3, 2011

* Paul Beldin		Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	November 3, 2011

*By:	/s/ Ernest M. Freedman Attorney-in-Fact		November 3, 2011

INDEX TO EXHIBITS(1)(2)

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2011 by and among Angeles Partners XII, LP, AIMCO AP XII Merger Sub LLC and AIMCO Properties, L.P. (Annex A to the Information Statement/Prospectus filed hereto)
3.1	Charter of Apartment Investment and Management Company (Exhibit 3.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, is incorporated herein by this reference)
3.2	Articles Supplementary of Apartment Investment and Management Company (Exhibit 3.3 to Aimco’s Registration Statement on Form 8-A, dated July 27, 2011, is incorporated herein by this reference)
3.3	Articles Supplementary of Apartment Investment and Management Company (Exhibit 3.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated August 24, 2011, is incorporated herein by this reference)
3.4	Amended and Restated Bylaws of Apartment Investment and Management Company (Exhibit 3.2 to Aimco’s Current Report on Form 8-K, dated February 2, 2010, is incorporated herein by this reference)
3.5	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
3.6	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
3.7	Second Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
3.8	Third Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 1, 2010, is incorporated herein by this reference)
3.9	Fourth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 26, 2011 (Exhibit 10.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated July 26, 2011, is incorporated herein by this reference)
3.10	Fifth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of August 24, 2011 (Exhibit 10.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated August 24, 2011, is incorporated herein by this reference)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Common OP Units being registered†
5.2	Opinion of DLA Piper regarding the validity of the Class A Common Stock issuable upon redemption of the Common OP Units†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the status of Apartment Investment and Management Company as a real estate investment trust (Exhibit 8.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated July 26, 2011, is incorporated herein by this reference)
8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding material tax consequences of the merger
8.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the status of AIMCO Properties, L.P. as a partnership
10.1	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.2	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.3	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)

Exhibit
Number	Description

10.4	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.5	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.6	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.7	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.8	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.9	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.10	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, is incorporated herein by this reference)
10.11	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto. (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.12	Eleventh Amendment to Senior Secured Credit Agreement, dated as of May 20, 2011, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, is incorporated herein by this reference)
10.13	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.14	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.15	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*

Exhibit
Number	Description

10.16	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*
10.17	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.18	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.19	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.20	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.21	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.22	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries (Exhibit 21.1 to Aimco’s Annual Report of Form 10-K for the year ended December 31, 2010 is incorporated herein by this reference)
23.1	Consent of Independent Registered Public Accounting Firm regarding Apartment Investment and Management Company†
23.2	Consent of Independent Registered Public Accounting Firm regarding AIMCO Properties, L.P.†
23.3	Consent of Independent Registered Public Accounting Firm regarding Angeles Partners XII, LP†
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.5	Consent of DLA Piper (included in Exhibit 5.2)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP regarding Exhibit 8.1†
23.7	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2)
23.8	Consent of Skadden, Arps, Slate, Meagher & Flom LLP regarding Exhibit 8.3
23.9	Consent of Cogent Realty Advisors, LLC†
23.10	Consent of KTR Real Estate Advisors LLC†
23.11	Consent of Duff & Phelps, LLC†
24.1	Power of Attorney†
99.1	Appraisal Report, dated as of May 19, 2010, by Cogent Realty Advisors, LLC, related to Twin Lake Towers Apartments†
99.2	Supplemental Letter, dated as of January 3, 2011, by Cogent Realty Advisors, LLC, related to Twin Lake Towers Apartments†
99.3	Supplemental Letter, dated as of June 9, 2011, by Cogent Realty Advisors, LLC, related to Twin Lake Towers Apartments†
99.4	Appraisal Report, dated as of June 1, 2011, by KTR Real Estate Advisors LLC, related to Hunters Glen Apartments IV, Hunters Glen Apartments V and Hunters Glen Apartments VI†

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Indicates a management contract or compensatory plan or arrangement.

†	Previously filed.